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                                                                   EXHIBIT 23(a)



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 25, 2000 relating to the financial statements and financial statement schedule of Alabama Gas Corporation, which appears in Alabama Gas Corporation's Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Birmingham, Alabama
August 14, 2001